Exhibit 10.11

Execution Version

SECOND AMENDED AND RESTATED ABL GUARANTEE AND COLLATERAL AGREEMENT
made by
UNIVAR SOLUTIONS INC.
and certain of its Domestic Subsidiaries,
in favor of
BANK OF AMERICA, N.A.
as Collateral Agent
Dated as of July 28, 2015,
as Amended and Restated on February 28, 2019 and as Amended and Restated on October 27, 2022

TABLE OF CONTENTS
-i-

-ii-

Page
SCHEDULES
Schedule 1    —    Notice Addresses of Granting Parties
Schedule 2    —    Pledged Securities
Schedule 3    —    Perfection Matters
Schedule 4A    —    Financing Statements
Schedule 4B    —    Jurisdiction of Organization
Schedule 5    —    Intellectual Property
Schedule 6    —    Commercial Tort Claims
ANNEXES
Annex 1    —    Acknowledgement and Consent of Issuers who are not Granting Parties
Annex 2    —    Assumption Agreement
Annex 3    —    Supplemental Agreement
-iii-

SECOND AMENDED AND RESTATED ABL GUARANTEE AND COLLATERAL AGREEMENT
SECOND AMENDED AND RESTATED ABL GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 28, 2015, as amended and restated as of February 28, 2019 and as further amended and restated as of October 27, 2022, made by UNIVAR SOLUTIONS INC., a Delaware corporation (the “U.S. Borrower”) and the Domestic Subsidiaries of the U.S. Borrower from time to time party hereto, in favor of BANK OF AMERICA, N.A., as collateral agent for the Secured Parties (as defined below) (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) and U.S. administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders as set forth in the Credit Agreement described below.
W I T N E S S E T H :
WHEREAS, pursuant to that certain Second Amended and Restated ABL Credit Agreement, dated as of October 27, 2022 (as amended, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among the U.S. Borrower, Univar Solutions Canada Ltd., as Canadian Borrower, Univar Netherlands Holding B.V., as European Parent Borrower, the European Subsidiary Borrowers party thereto from time to time, the Collateral Agent, the Administrative Agent, Bank of America, N.A. (acting through its Canada branch), as Canadian administrative agent, Bank of America, N.A., as European administrative agent, and the other parties from time to time party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, the Granting Parties (as defined below), the Administrative Agent and the Collateral Agent entered into that certain ABL Collateral Agreement dated as of July 28, 2015 (as amended and restated on February 28, 2019 and as further amended, waived, supplemented or otherwise modified from time to time prior to the Second Restatement Effective Date, the “Existing ABL Collateral Agreement”);
WHEREAS, each Borrower is a member of an affiliated group of companies that includes the U.S. Borrower and the U.S. Subsidiary Guarantors;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;
WHEREAS, each Borrower and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties; and
WHEREAS, the Collateral Agent has entered into the Intercreditor Agreement (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Subsection 9.1), the “ABL Intercreditor Agreement”).
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Granting Party hereby agrees with the Administrative Agent and the Collateral Agent to amend and restate the Existing ABL Collateral Agreement as follows, and each Granting Party hereby agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties as follows:

SECTION 1

Defined Terms
1.1Definitions.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code (as in effect on the Second Restatement Effective Date) are used herein as so defined: Cash Proceeds, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts and Supporting Obligations.
(b)The following terms shall have the following meanings:
“ABL Intercreditor Agreement”: as defined in the recitals hereto.
“Accounts”: all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.
“Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper; provided that, solely for purposes of Subsections 4.2.5, 5.2.8, 6.1, 6.2 and 6.4 hereof, “Accounts Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument (as defined in the Code) or Chattel Paper.
“Additional ABL Agent”: as defined in the ABL Intercreditor Agreement.
“Additional ABL Collateral Documents”: as defined in the ABL Intercreditor Agreement.
“Additional ABL Obligations”: as defined in the ABL Intercreditor Agreement.
“Additional ABL Secured Parties”: as defined in the ABL Intercreditor Agreement.
“Additional Agent”: as defined in the ABL Intercreditor Agreement.
“Additional Credit Facility”: as defined in the ABL Intercreditor Agreement.
“Additional Term Obligations”: as defined in the ABL Intercreditor Agreement.
“Adjusted Net Worth”: of any Guarantor at any time, the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding under the Senior Notes, the Cash Flow Credit Facility, any Additional Credit Facility or any Assumed Indebtedness) on such date.
“Administrative Agent”: as defined in the preamble hereto.
“Agreement”: this Second Amended and Restated ABL Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
“Applicable Law”: as defined in Subsection 9.8.

“Bankruptcy Case”: (i) the U.S. Borrower or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the U.S. Borrower or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against the U.S. Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Collateral”: as defined in Section 3.
“Collateral Account Bank”: a bank which at all times is the Collateral Agent or a Lender or an affiliate thereof as selected by the relevant Grantor and consented to in writing by the Collateral Agent (such consent not to be unreasonably withheld or delayed).
“Collateral Agent”: as defined in the preamble hereto.
“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.
“Collateral Representative”: (i) the Term Loan Collateral Representative or the ABL Collateral Representative (each as defined in the ABL Intercreditor Agreement) with respect to the ABL Intercreditor Agreement and (ii) if any other Intercreditor Agreement is executed and then in effect, the Person acting as representative for the Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement.
“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $20,000,000.
“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, and all rights of such Grantor thereunder, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
“Copyright Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the U.S. Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
“Credit Agreement”: as defined in the recitals hereto.
“Credit Facility”: as defined in the ABL Intercreditor Agreement.
“Discharge of Additional ABL Obligations”: as defined in the ABL Intercreditor Agreement.
“Excluded Assets”: as defined in Subsection 3.3.
“Existing ABL Collateral Agreement”: as defined in the recitals hereto.
“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.
“Granting Parties”:  U.S. Borrower and the U.S. Subsidiary Guarantors.
“Grantor”: the U.S. Borrower and the U.S. Subsidiary Guarantors.
“Guarantors”: the collective reference to each Granting Party.
“Hedging Agreement”: any Interest Rate Agreement, Commodities Agreement, Currency Agreement or any other credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity, credit or equity values or creditworthiness (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Instruments”: as defined in Article 9 of the Code but excluding Pledged Securities.
“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.
“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $20,000,000 evidencing loans made by such Grantor to the U.S. Borrower or any of its Restricted Subsidiaries.
“Intercreditor Agreements”: (a) the ABL Intercreditor Agreement (upon and during the effectiveness thereof) and (b) any other intercreditor agreement that may be entered into in the future by the Collateral Agent and one or more Additional Agents and acknowledged by the U.S. Borrower and the other Granting Parties (each as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Subsection 9.1)) (upon and during the effectiveness thereof).

“Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code as in effect on the Second Restatement Effective Date (other than (a) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary in excess of 65% of any series of such Capital Stock and (b) any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“Issuers”: the collective reference to issuers of Pledged Stock, including (as of the Second Restatement Effective Date) the Persons identified on Schedule 2 as the issuers of Pledged Stock.
“Original ABL Collateral Agreement”: as defined in the Existing ABL Collateral Agreement.
“Patent Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the U.S. Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
“Pledged Collateral”: as to any Pledgor, the Pledged Securities, in all cases, now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.
“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
“Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock of any Subsidiary of such Pledgor required to be pledged by such Pledgor pursuant to Subsection 8.8 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect, in each case, unless and until such time as the respective pledge of such Capital Stock under this Agreement is released in accordance with the terms hereof and of the Credit Agreement; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary, (ii) any Capital Stock of a Subsidiary of any Foreign Subsidiary (other than a Specified Foreign Loan Party), (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity, (iv)

any Capital Stock of any Captive Insurance Subsidiary, (v) any Capital Stock of any (A) Excluded Canadian Subsidiary, (B) Excluded U.S. Subsidiary or (C) other Subsidiary of the U.S. Borrower, in each case of clauses (A), (B) and (C) that is of the type described in clauses (a) through (j) of the definition of Excluded U.S. Subsidiary, and in each case of clauses (A), (B) and (C)  that (x) is not a U.S. Loan Party or  a Specified Foreign Loan Party owned by a Grantor and (y) does not Guarantee the payment of the Senior Notes, (other than, but without limiting clause (i) above, a Subsidiary of the type described in clause (d) of the definition of Excluded U.S. Subsidiary) and (vi) without duplication, any Excluded Assets.
“Pledgor”: the U.S. Borrower (with respect to Pledged Securities held by the U.S. Borrower and all other Pledged Collateral of the U.S. Borrower), and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code (as in effect on the Second Restatement Effective Date) and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Restrictive Agreements”: as defined in Subsection 3.3(a).
“Security Collateral”: with respect to any Granting Party, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.
“Specified Asset”: as defined in Subsection 4.2.2.
“Specified Foreign Loan Party” means (i) any Canadian Loan Party, (ii) the European Parent Borrower, (iii) any Non-Borrowing Base Foreign Guarantor and (iv) any other Loan Party that is a Grantor (as defined in the ABL Intercreditor Agreement).
“Term Loan Priority Collateral”: as defined in the ABL Intercreditor Agreement.
“Term Loan Secured Parties”: as defined in the ABL Intercreditor Agreement.
“Trade Secret Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the U.S. Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.
“Trademark Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person who is an Affiliate or a Subsidiary of the U.S. Borrower or such Grantor, including, without limitation, the material license agreements listed on

Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant or enforcement of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein or in the resulting registration), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
“U.S. Borrower”: as defined in the preamble hereto.
“U.S. Subsidiary Guarantors”: the Domestic Subsidiaries of the U.S. Borrower that are party hereto on the Second Restatement Effective Date and each of the Domestic Subsidiaries of the U.S. Borrower that become a party hereto from time to time following the Second Restatement Effective Date.
“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
1.2Other Definitional Provisions.
(a)The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.
(d)All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral,” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.
1.3Amendment and Restatement.
(a)On the Second Restatement Effective Date, the Existing ABL Collateral Agreement shall be amended and restated in its entirety by this Agreement. This Agreement shall not constitute a novation of the Existing ABL Collateral Agreement or any of the other Security Documents. The parties hereto acknowledge and agree that (i) the grant by the Grantors of security interests in the Collateral (as amended and restated hereby) and by the Granting Parties of security interests in the

Pledged Collateral (as amended and restated hereby), in each case, pursuant to the Existing ABL Collateral Agreement was made as of the Closing Date (or as of such later date on which a Grantor became a party thereto) and the amendment and restatement of the Existing ABL Collateral Agreement as contemplated hereby continues such grants, (ii) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in Existing ABL Collateral Agreement), which remain outstanding as of the Second Restatement Effective Date, (iii) the “Obligations” (as defined in Existing ABL Collateral Agreement) are in all respects continuing (as amended and restated hereby and by the Credit Agreement and which are in all respects hereinafter subject to the terms herein) and (iv) the Liens and security interests as granted under the Existing ABL Collateral Agreement and the other applicable Loan Documents are in all respects continuing and in full force and effect and are reaffirmed hereby. To the extent applicable, the Grantors hereby acknowledge, confirm and agree that any financing statements, fixture filings, filings with the United States Patent and Trademark Office or the United States Copyright Office or other instrument similar in effect to the foregoing under applicable law covering all or any part of the Collateral previously filed in favor of the Collateral Agent under the Existing ABL Collateral Agreement are in full force and effect as of the Second Restatement Effective Date, and each Grantor ratifies its authorization for the Collateral Agent to file in any relevant jurisdictions any such financing statement, fixture filing, filing or other instrument relating to all or any part of the Collateral if filed prior to the Second Restatement Effective Date.
(b)On and after the Second Restatement Effective Date, (i) all references to the Existing ABL Collateral Agreement or the “U.S. Security Agreement” in the Loan Documents (other than this Agreement) shall be deemed to refer to this Agreement, (ii) all references to any section (or subsection) of the Existing ABL Collateral Agreement or the “U.S. Security Agreement” in any Loan Document (but not herein) shall be deemed to refer to the corresponding provisions of this Agreement, (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification) shall be deemed to be references to this Agreement and (iv) all references to the Existing ABL Collateral Agreement or the “U.S. Security Agreement” in all Blocked Account Agreement executed in connection with the Credit Agreement or the Existing ABL Collateral Agreement shall be deemed to refer to this Agreement.
SECTION 2

Guarantee
2.1Guarantee.
(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent and the other Secured Parties, the prompt and complete payment and performance (i) by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Loans and (ii) all other Obligations (whether at the stated maturity, by acceleration or otherwise) owed to the Secured Parties (whether at the stated maturity, by acceleration or otherwise). With respect to the guarantee made by the U.S. Borrower, the U.S. Borrower shall be deemed not to be a Guarantor with respect to its own primary Obligations.
(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that the rights of contribution of each Guarantor provided in Subsection 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.
(c)Each Guarantor agrees that the Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)The guarantee contained in this Section 2 shall remain in full force and effect until the earliest to occur of (i) the first date on which all of the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable), and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Obligations or (ii) as to any U.S. Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such U.S. Subsidiary Guarantor (other than to the U.S. Borrower, the U.S. Subsidiary Guarantors, or any other Loan Party), or any other transaction or occurrence as a result of which such U.S. Subsidiary Guarantor ceases to be a Restricted Subsidiary of the U.S. Borrower, in each case that is permitted under the Credit Agreement.
(e)No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of any of the Obligations), remain liable for the Obligations guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earliest to occur of (i) the first date on which all the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing are paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments are terminated or (ii) as to any U.S. Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such U.S. Subsidiary Guarantor (other than to the U.S. Borrower, the U.S. Subsidiary Guarantors or any other Loan Party), or any other transaction or occurrence as a result of which such U.S. Subsidiary Guarantor ceases to be a Restricted Subsidiary of the U.S. Borrower, in each case that is permitted under the Credit Agreement.
2.2Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worth of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Subsection 2.3. The provisions of this Subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties on account of the Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) are paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments are terminated. If any amount shall be paid to any

Guarantor on account of such subrogation rights at any time when all of the Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) shall not have been paid in full in cash, any Letters of Credit shall be outstanding (or shall not have been collateralized or otherwise provided for in a manner reasonably satisfactory to the applicable Letter of Credit Issuer) or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor for the benefit of the Administrative Agent and the other Secured Parties and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be held as collateral security for all of the Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.4Amendments, etc. with Respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the Collateral Agent, the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, the Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
2.5Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to any of the Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim alleging breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, non-perfection, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) or any existence of or reliance on any representation by the Secured Parties that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6Reinstatement. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Administrative Agent’s office specified in Subsection 12.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Guarantor from time to time in accordance with Subsection 12.2 of the Credit Agreement.
2.8Joint and Several. It is the intention that, and the Guarantors agree that, the Guarantors shall be jointly and severally liable under this Section 2 with the Guarantors (as defined in the Canadian Security Agreement, the European Borrower Guarantee Agreement and the Non-Borrowing Base Foreign Guarantee).

SECTION 3

Grant of Security Interest
3.1Grant. Each Grantor hereby grants (and hereby confirms and reaffirms its prior continuing grant pursuant to the Existing ABL Collateral Agreement) to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, except as provided in Subsection 3.3. The term “Collateral,” as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in Subsection 3.3:
(a)    all Accounts;
(b)    all Money (including all cash);
(c)    all Cash Equivalents;
(d)    all Chattel Paper;
(e)    all Contracts;
(f)    all Deposit Accounts;
(g)    all Documents;
(h)    all Equipment and Goods;
(i)    all General Intangibles;
(j)    all Instruments;
(k)    all Intellectual Property;
(l)    all Inventory;
(m)    all Investment Property;
(n)    all Fixtures;
(o)    all Supporting Obligations;
(p)    all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 6 (together with any Commercial Tort Actions subject to a further writing provided in accordance with Subsection 5.2.12);
(q)    all books and records relating to the foregoing;
(r)    the Collateral Proceeds Account; and
(s)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that, Collateral shall not include any Pledged Collateral, or any property or assets described in the proviso to the definition of Pledged Stock.

3.2Pledged Collateral. Each Granting Party that is a Pledgor, hereby grants (and hereby confirms and reaffirms its prior continuing grant pursuant to the Existing ABL Collateral Agreement) to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, including any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, except as provided in Subsection 3.3.
3.3Certain Limited Exceptions. No security interest is or will be granted pursuant to this Agreement or any other Security Document in any right, title or interest of any Granting Party under or in, and “Collateral” and “Pledged Collateral” shall not include the following (collectively, with respect to the Granting Parties, the “Excluded Assets”):
(a)    any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than the U.S. Borrower, a Subsidiary of the U.S. Borrower or the other U.S. Borrowers or an Affiliate of any of the foregoing (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or any other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);
(b)    any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) is subject to a Lien described in clause (h) (with respect to Purchase Money Obligations or Capitalized Lease Obligations) or (o) (with respect to such Liens described in such clause (h)) of the definition of “Permitted Liens” in the Credit Agreement (or any corresponding provision of any Additional Credit Facility; provided that such provision is not materially less favorable to the Lenders than the corresponding provision in the Credit Agreement (as reasonably determined in writing by the U.S. Borrower and notified in writing to the Collateral Agent) (but in each case only for so long as such Liens are in place)) or (y) is subject to any Lien in respect of Hedging Obligations permitted by Subsection 9.6 of the Credit Agreement as a “Permitted Lien” pursuant to clause (h) of the definition thereof in the Credit Agreement (or any corresponding provision of any Additional Credit Facility; provided that such provision is not materially less favorable to the Lenders than the corresponding provision in the Credit Agreement (as reasonably determined in writing by the U.S. Borrower and notified in writing to the Collateral Agent) (but in each case only for so long as such Liens are in place), and, in the case of such other property, such other property consists solely of (i) cash, Cash Equivalents or Temporary Cash Investments, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions, or to such Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (1) any Hedging Obligations or (2) any other agreements, instruments or documents related to any such Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this subclause (y);
(c)    any property (and/or related rights and/or assets) that (A) would otherwise be included in the Security Collateral (and such property (and/or related rights and/or assets) shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction (as defined in the definition of “Exempt Sale and Leaseback Transaction” in the Credit Agreement) permitted under clause (x) or (xviii) of the definition of “Asset Disposition” in the Credit Agreement (or any corresponding provision of any Additional Credit Facility; provided that such provision is not materially less favorable to the Lenders than the corresponding provision in the Credit Agreement (as reasonably determined in writing by the U.S. Borrower and notified in writing to the Collateral Agent), or (B) is subject to any Liens permitted under Subsection 9.6 of the Credit

Agreement (or any corresponding provision of any Additional Credit Facility; provided that such provision is not materially less favorable to the Lenders than the corresponding provision in the Credit Agreement in any material respect (as reasonably determined in writing by the U.S. Borrower and notified in writing to the Collateral Agent) which relates to property subject to any such Sale and Leaseback Transaction (as defined in the definition of “Exempt Sale and Leaseback Transaction” in the Credit Agreement) or general intangibles related thereto (but only for so long as such Liens are in place); provided that, notwithstanding the foregoing, a security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Security Collateral;
(d)    Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) which is described in the proviso to the definition of Pledged Stock;
(e)    any Money, cash, checks, other negotiable instruments, funds and other evidence of payment held in any Deposit Account of the U.S. Borrower or any of its Subsidiaries in the nature of a security deposit with respect to obligations for the benefit of the U.S. Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to permitted Contractual Obligations;
(f)    Letter-of-Credit Rights;
(g)    any interest in leased real property (including Fixtures not constituting equipment related thereto) (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);
(h)    any fee interest in owned real property;
(i)    any Vehicles and any assets subject to certificate of title;
(j)    Commercial Tort Claims individually reasonably expected to result in a recovery of less than $20,000,000;
(k)    assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to the U.S. Borrower or any of its Subsidiaries as reasonably determined in writing by the U.S. Borrower and the Administrative Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;
(l)    those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Credit Agreement binding on any assets on the date of the Original ABL Collateral Agreement or acquired after the date of the Original ABL Collateral Agreement at the time of such acquisition and not incurred in contemplation of such acquisition, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses) (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibitions), or to the extent that such security interests would result in adverse tax consequences to the U.S. Borrower or any one or more of its Subsidiaries as reasonably determined in writing by the U.S. Borrower and notified in writing to the Collateral Agent (it being understood that the Lenders shall not require the U.S. Borrower or any of its U.S. Subsidiaries to enter into any security agreements or pledge agreements governed by foreign law);
(m)    [reserved];
(n)    Foreign Intellectual Property;

(o)    any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;
(p)    any Capital Stock and other securities of a Subsidiary of the U.S. Borrower to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of any holders of securities results in the U.S. Borrower or any of its Restricted Subsidiaries being required to file separate financial statements for such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement; and
(q)    any Goods in which a security interest is not perfected by filing a financing statement in the applicable Grantor’s jurisdiction of organization.
3.4Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Subsections 3.1 and 3.2 shall be (a) with respect to all Security Collateral other than Security Collateral constituting ABL Priority Collateral, (x) prior to the Discharge of Term Loan Obligations (as defined in the ABL Intercreditor Agreement), be subject and subordinate to the Liens granted to the Cash Flow Collateral Agent for the benefit of the Term Loan Secured Parties to secure the Term Loan Obligations (as defined in the ABL Intercreditor Agreement) pursuant to the Term Loan Collateral Documents (as defined in the ABL Intercreditor Agreement) as and to the extent set forth in the ABL Intercreditor Agreement and (y) prior to the Discharge of Additional Term Obligations (as defined in the ABL Intercreditor Agreement), be subject and subordinate to the Liens granted to any Additional Term Agent (as defined in the ABL Intercreditor Agreement) for the benefit of the holders of the Additional Term Obligations to secure the Additional Term Obligations pursuant to any Additional Term Collateral Documents (as defined in the ABL Intercreditor Agreement) as and to the extent provided for in the ABL Intercreditor Agreement, and (b) with respect to all Security Collateral, prior to the Discharge of Additional ABL Obligations (as defined in the ABL Intercreditor Agreement), be pari passu and equal in priority to the Liens granted to any Additional ABL Agent for the benefit of the holders of the applicable Additional ABL Obligations to secure such Additional ABL Obligations pursuant to the applicable Additional ABL Collateral Documents (except, in the case of this clause (b) as may be separately otherwise agreed between the Collateral Agent, on behalf of itself and the Secured Parties, and any Additional ABL Agent, on behalf of itself and the Additional ABL Secured Parties represented thereby) as and to the extent set forth in the ABL Intercreditor Agreement. The Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Collateral Agent, the Administrative Agent, the Cash Flow Collateral Agent and any Additional Agent shall be determined solely pursuant to any applicable Intercreditor Agreement, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of each applicable Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control as among (i) the Collateral Agent, the Cash Flow Collateral Agent and any Additional ABL Agent, in the case of the ABL Intercreditor Agreement and (ii) the Collateral Agent and any Additional Agent or any other secured creditor (or agent therefor) party thereto, in the case of any other Intercreditor Agreement. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, (x) for so long as Term Loan Obligations (as defined in the ABL Intercreditor Agreement) or any Additional Term Obligations (as defined in the ABL Intercreditor Agreement) remain outstanding, any obligation hereunder to deliver to the Collateral Agent any Security Collateral constituting Term Loan Priority Collateral shall be satisfied by causing such Term Loan Priority Collateral to be delivered to the Term Loan Agent (as defined in the ABL Intercreditor Agreement) or the applicable Term Loan Collateral Representative (as defined in the ABL Intercreditor Agreement) to be held in accordance with the ABL Intercreditor Agreement and (y) for so long as any Additional ABL Obligations remain outstanding, any obligation hereunder to deliver to the Collateral Agent any Security Collateral shall be satisfied by causing such Security Collateral to be delivered to the applicable Collateral Representative or any Additional Agent to be held in accordance with the applicable Intercreditor Agreement.
SECTION 4

Representations and Warranties
4.1Representations and Warranties of Each Guarantor. To induce the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lenders to enter into the Credit Agreement and to induce the Lenders and Issuing Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents and warrants to the Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 7 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the U.S. Borrower’s knowledge shall, for the purposes of this Subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.
4.2Representations and Warranties of Each Grantor. To induce the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lenders to enter into the Credit Agreement and to induce the Lenders and Issuing Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:
4.2.1Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, Subsection 9.6 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. As of the Second Restatement Effective Date, except as set forth on Schedule 3, to the knowledge of such Grantor, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including, without limitation, Subsection 9.6 thereof) or any other Loan Document or for which termination statements will be delivered on the Restatement Effective Date (as defined in the Original ABL Collateral Agreement).
4.2.2Perfected First Priority Liens.
(a)This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and upon the obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent, the Administrative Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), of all Deposit Accounts, the Collateral Proceeds Account and all Electronic Chattel Paper a security interest in which is perfected by “control” (in the case of Deposit Accounts, to the extent required under the Credit Agreement) and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 6 on the date of this Agreement), upon the taking of the actions required by Subsection 5.2.12, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness, in each case other than Liens permitted by the Credit Agreement (including Permitted Liens) (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent, the Administrative Agent, the applicable Collateral Representative or any Additional Agent (in accordance with any applicable Intercreditor Agreement) or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this Subsection 4.2.2(b), the following terms shall have the following meanings:
“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 4A, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 5, and (iii) any filings after the Second Restatement Effective Date in any other jurisdiction as may be necessary under any Requirement of Law.
“Financing Statements”: the financing statements attached hereto on Schedule 4A for filing in the jurisdictions listed in Schedule 4B.
“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
“Specified Assets”: the following property and assets of such Grantor:
(1)    Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction or by the filing and acceptance of intellectual property security agreements in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the U.S. Borrower and its Subsidiaries taken as a whole;
(2)    Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that (a) Liens thereon cannot be perfected by filing and acceptance of intellectual property security agreements in the United States Copyright Office or (b) the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;
(3)    Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;
(4)    goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326(1)(b) of the Uniform

Commercial Code as in effect from time to time in the relevant jurisdiction, to the extent of claims of creditors of such Person;
(5)    Fixtures, Vehicles, any other assets subject to certificates of title, and Money and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest therein is perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction); and
(6)    uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction).
4.2.3Jurisdiction of Organization. On the Second Restatement Effective Date, such Grantor’s jurisdiction of organization is specified on Schedule 4B.
4.2.4Farm Products. None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.
4.2.5Accounts Receivable. The amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Administrative Agent in writing.
4.2.6Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor in its own name as of the Second Restatement Effective Date, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents but excluding licenses to commercially available “off-the-shelf” software) owned by such Grantor in its own name as of the Second Restatement Effective Date, in each case, that is solely United States Intellectual Property.
4.3Representations and Warranties of Each Pledgor. To induce the Collateral Agent, the Administrative Agent, the Lenders and the Issuing Lenders to enter into the Credit Agreement and to induce the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrowers thereunder, each Pledgor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
4.3.1Except as provided in Subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, as of the Second Restatement Effective Date such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.
4.3.2[Reserved].
4.3.3Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement (including Permitted Liens).
4.3.4Upon the delivery to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created by this Agreement in such Pledged Securities constituting certificated securities, assuming the continuing possession of such Pledged Securities by the Collateral Agent, the applicable Collateral Representative or any Additional Agent as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Uniform Commercial Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor to the extent provided in and governed by the Uniform Commercial Code, in each case subject to Liens permitted by the Credit Agreement (including Permitted Liens) (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.3.5Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the Financing Statements or of financing statements delivered pursuant to Subsection 8.8 of the Credit Agreement in the relevant jurisdiction and (y) the obtaining and maintenance of “control” (as described in the Code) by the Collateral Agent, the applicable Collateral Representative or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with each applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, in each case subject to Liens permitted by the Credit Agreement (including Permitted Liens) (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 5

Covenants
5.1Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing, shall have been paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments shall have terminated or (ii) as to any U.S. Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Guarantor (other than to the U.S. Borrower, the U.S. Subsidiary Guarantors or any other Loan Party), or any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the U.S. Borrower, in each case that is permitted under the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.
5.2Covenants of Each Grantor. Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing shall have been paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments shall have terminated, (ii) as to a Grantor that is a Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Grantor (other than to the U.S. Borrower, the U.S. Subsidiary Guarantors or any other Loan Party), or any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of the U.S. Borrower, in each case that is permitted under the Credit Agreement or (iii) as to any Grantor that is a Subsidiary Guarantor, such Grantor becoming an Excluded U.S. Subsidiary:
5.2.1Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral for the Collateral Agent, for the benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement or as contemplated by the Intercreditor Agreements.
5.2.2Control Agreements. With respect to each Deposit and Securities Account, the applicable Grantor shall comply with the requirements of the Credit Agreement, including Section 8.13 of the Credit Agreement.
5.2.3Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge, levy or claim need be paid, discharged or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that the failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.2.4Maintenance of Perfected Security Interest; Further Documentation.
(a)Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Security Collateral as a perfected security interest as and to the extent described in Subsection 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Security Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).
(b)Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Security Collateral and such other reports in connection with such Grantor’s Security Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.
(c)At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) as in effect from time to time in any United States jurisdiction with respect to the security interests created hereby; provided that, notwithstanding any other provision of this Agreement or any other Loan Document, neither the U.S. Borrowers nor any Grantor will be required to (v) pursuant to the terms of this Agreement, take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any such Collateral, (w) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account (except as provided in Subsection 5.2.2) or other Collateral, except in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Collateral Agent, (or another Person as required under any applicable Intercreditor Agreement), (x) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, as provided in Subsection 5.2.2, or to the extent consisting of proceeds perfected by the filing of a financing statement under the Uniform Commercial Code or, in the case of Pledged Stock, by being held by the Collateral Agent or any Additional Agent as agent for the Collateral Agent), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets;.
(d)The Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.
5.2.5Changes in Name, Jurisdiction of Organization, etc. Such Grantor will give prompt written notice to the Collateral Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event within 30 days of such change); provided that, promptly thereafter such Grantor shall deliver to the Collateral Agent all additional financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the Collateral Agent shall either promptly file such additional financing statements or approve the filing of such additional financing statements by such Grantor. Upon any such approval such Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the Collateral Agent.
5.2.6Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:
(a)    any Lien (other than security interests created hereby or Permitted Liens) on any of such Grantor’s ABL Priority Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
(b)    the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests in the ABL Priority Collateral created hereby.

5.2.7Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of Subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.
5.2.8Accounts Receivable.
(a)At any time with respect to Accounts Receivable constituting ABL Priority Collateral, such Grantor will not, other than in the ordinary course of business or as permitted by the Loan Documents, (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Accounts Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such Accounts Receivable, (iv) allow any credit or discount whatsoever on any such Accounts Receivable, (v) amend, supplement or modify any such Accounts Receivable, unless such extensions, compromises, settlements, releases, credits, discounts, amendments, supplements or modifications would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting ABL Priority Collateral taken as a whole or (vi) evidence any Accounts Receivable by an Instrument as Chattel Paper.
(b)Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it from any obligor under the Accounts Receivable constituting ABL Priority Collateral that disputes the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable constituting ABL Priority Collateral.
5.2.9Maintenance of Records.
(a)Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral.
(b)In the case of ABL Priority Collateral, such Grantor shall mark the Accounts Receivable records referred to in the preceding clause (a) to evidence this Agreement and the Liens and the security interests created hereby.
5.2.10Acquisition of Intellectual Property. Concurrently with the delivery of the annual certificate of an Authorized Officer pursuant to Subsection 8.1(f) of the Credit Agreement, the U.S. Borrower will notify the Collateral Agent of any acquisition by the Grantors of (i) any registration of any material United States Copyright, Patent or Trademark or (ii) any exclusive rights under a material United States Copyright License, Patent License or Trademark License constituting Collateral, and each applicable Grantor shall take such actions as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, the United States Copyright Office).
5.2.11[Reserved].
5.2.12Commercial Tort Actions. All Commercial Tort Actions reasonably expected to result in a recovery in excess of $20,000,000 of each Grantor in existence on the date of this Agreement, known to such Grantor on the Second Restatement Effective Date, are described in Schedule 6 hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action reasonably expected to result in a recovery in excess of $20,000,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon and subject to the terms of this Agreement.
5.2.13[Reserved].
5.2.14Protection of Trademarks. Such Grantor shall, with respect to any Trademarks that are material to the business of such Grantor, use commercially reasonable efforts not to cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date of the Existing ABL Collateral Agreement, and shall use commercially reasonable efforts to take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality, except as would not reasonably be expected to have a Material Adverse Effect.
5.2.15Protection of Intellectual Property. Subject to and except as permitted by the Credit Agreement, such Grantor shall use commercially reasonable efforts not to do any act or omit to do any act whereby any of the Intellectual Property that is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
5.2.16[Reserved].
5.3Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing shall have been paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments shall have terminated or, (ii) as to any Pledgor that is a U.S. Subsidiary Guarantor, a sale or other disposition of all the Capital Stock of such Pledgor (other than to the U.S. Borrower, the U.S. Subsidiary Guarantors or any other Loan Party), or any other transaction or occurrence as a result of which such Pledgor ceases to be a Restricted Subsidiary of the U.S. Borrower, in each case that is permitted under the Credit Agreement:
5.3.1Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same for the benefit of the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (who will hold the same on behalf of the Secured Parties), any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to Subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary pursuant to this Agreement). If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the U.S. Borrower in accordance with the Credit Agreement) shall be paid over to the Collateral Agent, any applicable

Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement to be held by the Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by any applicable Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement hold such money or property for the benefit of the Secured Parties as additional collateral security for the Obligations.
5.3.2[Reserved].
5.3.3Pledged Notes.
(a)Each Pledgor shall deliver to the Collateral Agent all Pledged Notes held by such Granting Party, endorsed in blank or, at the request of the Collateral Agent, endorsed to the Collateral Agent, in the case of Pledged Notes held by such Granting Party as of the date of the Existing ABL Collateral Agreement within 90 days following the date of the Existing ABL Collateral Agreement or with respect to any Pledged Notes acquired by any Pledgor after the date of the Existing ABL Collateral Agreement, within 30 days following such acquisition, plus any extensions granted by the Collateral Agent in its sole discretion.
(b)Each Pledgor which becomes a party hereto after the Closing Date pursuant to Subsection 9.15 shall deliver to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, all Pledged Notes then held by such Pledgor, endorsed in blank or, at the request of the Collateral Agent, endorsed to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement. Furthermore, within ten Business Days (or such longer period as may be agreed by the Collateral Agent in its sole discretion) after any Pledgor obtains a Pledged Note, such Pledgor shall cause such Pledged Note to be delivered to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed in blank or, at the request of the Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the Collateral Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.
5.3.4Maintenance of Security Interest.
(a)Such Pledgor shall use commercially reasonable efforts to defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor; provided, that notwithstanding any other provision of this Agreement or any other Loan Documents, neither the U.S. Borrower nor any other Pledgor will be required to (v) pursuant to the terms of this Agreement, take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any such Collateral, (w) except as required by the Credit Agreement, deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Collateral Agent (or another Person as required under any Intercreditor Agreement), (x) except as required by the Credit Agreement, take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, to the extent consisting of proceeds perfected by the filing of a financing statement under the Code or, in the case of Pledged Stock, by being held by the Collateral Agent or an Additional Agent as agent for the Collateral Agent), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.
(b)The Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining or delivery of documents or other deliverables with respect to, particular assets of any Pledgor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.
SECTION 6

Remedial Provisions
6.1Certain Matters Relating to Accounts.
(a)At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to each applicable Intercreditor Agreement, the Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to each applicable Intercreditor Agreement, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
(b)The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the Collateral Agent may curtail or terminate said authority at any time, without limiting the Collateral Agent’s rights under Subsection 8.13 of the Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in Subsections 10.1 or 10.5 of the Credit Agreement, subject to any applicable Intercreditor Agreement. If required by the Collateral Agent at any time, without limiting the Collateral Agent’s rights under Subsection 8.13 of the Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in Subsections 10.1 or 10.5 of the Credit Agreement, subject to any applicable Intercreditor Agreement, any Proceeds constituting payments or other cash proceeds of Accounts constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Subsection 6.5, and (ii) until so turned over, shall be held by such Grantor for the benefit of the Collateral Agent and the other Secured Parties. All Proceeds constituting collections or other cash proceeds of Accounts constituting Collateral while held by the Collateral Account Bank (or by any Grantor for the benefit of the Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in Subsections 10.1 or 10.5 of the

Credit Agreement has occurred and is continuing, subject to any applicable Intercreditor Agreement, at the Collateral Agent’s election, each of the Collateral Agent and the Administrative Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in Subsection 6.5. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in Subsection 6.1(d).
(c)At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Subsection 10.1(a) of the Credit Agreement, subject to each applicable Intercreditor Agreement, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent copies or, if required by the Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.
(d)So long as no Event of Default has occurred and is continuing, subject to each applicable Intercreditor Agreement, the Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to a Blocked Account. In the event that an Event of Default has occurred and is continuing, subject to each applicable Intercreditor Agreement, the Collateral Agent at its option may require that each Collateral Proceeds Account of each Grantor be established at the Collateral Agent or at another institution reasonably acceptable to the Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own Blocked Accounts, and to maintain such balances in its Blocked Accounts, as it shall deem to be necessary or desirable.
6.2Communications with Obligors; Grantors Remain Liable.
(a)The Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Subsection 10.1(a) of the Credit Agreement, subject to each applicable Intercreditor Agreement, communicate with obligors under the Accounts Receivable constituting ABL Priority Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.
(b)Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Subsection 10.1(a) of the Credit Agreement, subject to each applicable Intercreditor Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, the Administrative Agent or any other Secured Party shall have any obligation or liability under any Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Accounts Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3Pledged Stock.
(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given one Business Day’s prior written notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Stock.
(b)Subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give one Business Day’s prior written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor as provided in the Credit Agreement consistent with Subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Collateral Agent shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Subsection 6.6 other than in accordance with Subsection 6.6.
(c)Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to, subject to each applicable Intercreditor Agreement, (i) comply with any instruction received by it from the Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.
6.4Proceeds to Be Turned Over to the Collateral Agent. In addition to the rights of the Collateral Agent specified in Subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Security Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor for the benefit of the Collateral Agent and the other Secured Parties hereto and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent). All Proceeds of Security Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control, subject to each applicable Intercreditor Agreement. All Proceeds of Security Collateral while held by the Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor for the benefit of the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in Subsection 6.5 and each applicable Intercreditor Agreement.

6.5Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Security Collateral received by the Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, subject to each applicable Intercreditor Agreement, be applied by the Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the order of priority set forth in Section 10 of the Credit Agreement.
6.6Code and Other Remedies. Subject to each applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law and subject to each applicable Intercreditor Agreement, the Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Collateral Agent’s request (subject to each applicable Intercreditor Agreement), to assemble the Security Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in Subsection 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7Registration Rights.
(a)Subject to each applicable Intercreditor Agreement, if the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Subsection 6.6, and if in the reasonable opinion of the Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.
(b)Such Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Subsection 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement).
6.8Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Loans and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
SECTION 7

The Collateral Agent
7.1Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Granting Party hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment shall terminate upon the date upon which the Loans and all other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing, shall have been paid in full in cash, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments shall have terminated) with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement), (x) each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Accounts Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;
(ii)in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to such Grantor to evidence the Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby consents to the non-exclusive royalty free use by the Collateral Agent of any Copyright, Patent or Trademark owned by such Grantor included in the Collateral for the purposes of disposing of any Collateral;
(iii)pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)(A) direct any party liable for any payment under any of the Security Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Security Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Security Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Security Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Security Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Security Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Security Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral

Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Security Collateral of such Grantor and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and
(v)provide any “notice of sole control” (or equivalent notice) under any Blocked Account Agreement (it being understood that the right to provide any “notice of sole control” granted hereby is in addition to such rights granted under the Credit Agreement and does not limit the exercise of such rights during the continuance of any Cash Dominion Period.
(b)The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Subsection 7.1 from the date of payment by the Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Collateral Agent on demand.
(c)Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.
7.2Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
7.3Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Granting Party authorizes the Collateral Agent to use any collateral description reasonably determined by the Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” or words of similar meaning in any such financing statements. The Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.
7.4Authority of Collateral Agent. Each Granting Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Granting Parties, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5Right of Inspection. Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Collateral Agent at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein to the extent not inconsistent with the provisions of the Credit Agreement and the other Loan Documents (and subject to each applicable Intercreditor Agreement).
SECTION 8

Designation of Non-Lender Secured Parties
8.1Designation of Non-Lender Secured Parties. Any designation of a Management Credit Party, Hedging Provider or Bank Products Provider as a Non-Lender Secured Party pursuant to Section 12.27(d)(i), (ii) or (iii), as applicable, of the Credit Agreement shall be deemed to also be a designation of such Person as a Non-Lender Secured Party in accordance with this Agreement.
SECTION 9

Miscellaneous
9.1Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Collateral Agent, provided that any provision of this Agreement imposing obligations on any Granting Party may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent. For the avoidance of doubt, it is understood and agreed that any amendment, waiver, supplement or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to any Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Granting Party hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Granting Party and the Collateral Agent in accordance with this Subsection 9.1.
9.2Notices. All notices, requests and demands to or upon the Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in Subsection 12.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Collateral Agent and the Administrative Agent given in accordance with Subsection 12.2 of the Credit Agreement.
9.3No Waiver by Course of Conduct; Cumulative Remedies. None of the Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4Enforcement Expenses; Indemnification.
(a)Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Collateral Agent and the Administrative Agent.
(b)Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the U.S. Borrower would be required to do so pursuant to Subsection 12.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence, bad faith or willful misconduct of the Collateral Agent, the Administrative Agent or any other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable decision.
(c)The agreements in this Subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
9.5Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Collateral Agent and the Secured Parties and their respective successors and assigns permitted by the Credit Agreement.
9.6Set-Off. Each Granting Party hereby irrevocably authorizes each of the Administrative Agent and the Collateral Agent and each other Secured Party at any time and from time to time without notice to such Granting Party, any such notice being expressly waived by each Granting Party, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Subsection 10.1(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Granting Party hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such Granting Party, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Granting Party promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each other Secured Party under this Subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, the Administrative Agent or such other Secured Party may have.
9.7Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy and other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
9.8Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
9.9Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.12Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Subsection 9.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Subsection 9.12(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address referred to in Subsection 9.2 or at such other address of which the Collateral Agent and the Administrative Agent (in the case of any other party hereto) and the U.S. Borrower (in the case of the Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 9.12 any consequential or punitive damages.
9.13Acknowledgments. Each Granting Party hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Granting Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Granting Parties, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Granting Parties and the Secured Parties.
9.14WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.15Additional Granting Parties. Each new Subsidiary of the U.S. Borrower that is required to become a party to this Agreement pursuant to Subsection 8.8 of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the U.S. Borrower pursuant to Subsection 8.8 of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 3 hereto.
9.16Releases.
(a)At such time as the Loans and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party not then due and payable) then due and owing shall have been paid in full, all Letters of Credit are terminated or cash collateralized on terms reasonably satisfactory to the applicable Letter of Credit Issuer (or other arrangements have been made with respect thereto on terms reasonably satisfactory to the applicable Letter of Credit Issuer) and the Commitments have been terminated, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Collateral Agent shall deliver to such Granting Party (subject to Subsection 7.2, without recourse and without representation or warranty) any Security Collateral held by the Collateral Agent hereunder, and execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, as any Granting Party shall reasonably request to evidence such termination.
(b)Upon any sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with a sale or other disposition of all the Capital Stock of any Granting Party that is a U.S. Subsidiary Guarantor (other than to another Grantor or any other Loan Party) or any other transaction or occurrence as a result of which such Granting Party ceases to be a Restricted Subsidiary of the U.S. Borrower or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor or Grantor (as defined in the ABL Intercreditor Agreement)) permitted under the Credit Agreement, the Collateral Agent shall, upon receipt from the U.S. Borrower of a written request for the release of such Granting Party from its Guarantee or the release of the Security Collateral subject to such sale, disposition or other transaction, identifying such Granting Party or the relevant Security Collateral, together with a certification by the U.S. Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the U.S. Borrower or the relevant Granting Party (subject to Subsection 7.2, without recourse and without representation or warranty), at the sole cost and expense of such Granting Party, any Security Collateral of such relevant Granting Party held by the Collateral Agent, or the Security Collateral subject to such sale or disposition (as applicable), and, at the sole cost and expense of such Granting Party, execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, as the U.S. Borrower or such Granting Party shall reasonably request (x) to evidence or effect the release of such Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such Granting Party’s Security Collateral or (y) to evidence the release of the Security Collateral subject to such sale or disposition.
(c)Upon the release of any Granting Party pursuant to the last paragraph of Section 12.1 of the Credit Agreement, the Lien pursuant to this Agreement on all Security Collateral of such Granting Party (if any) shall be automatically released, and the Guarantee (if any) of such Granting Party, and all obligations of such Granting Party hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party, and the Collateral Agent shall, upon the request of the U.S. Borrower or such Granting Party, deliver to the U.S. Borrower or such Granting Party (subject to Subsection 7.2, without recourse and without representation or warranty) any Security Collateral of such Granting Party held by the Collateral Agent hereunder and the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the U.S. Borrower or such Granting Party (at the sole cost and expense of the U.S. Borrower or such Granting Party) all releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, necessary or reasonably desirable for the release of such Granting Party from its Guarantee (if any) or the Liens created hereby (if any) on such Granting Party’s Security Collateral, as applicable, as the U.S. Borrower or such Granting Party may reasonably request.
(d)Upon any Security Collateral being or becoming an Excluded Asset, the Lien pursuant to this Agreement on such Security Collateral shall be automatically released. At the request and sole expense of any Granting Party, the Collateral Agent shall deliver such Security Collateral (if held by the Collateral Agent) to such Granting Party and execute, acknowledge and deliver to such Granting Party such releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, as such Granting Party shall reasonably request to evidence such release.
(e)So long as no Event of Default has occurred and is continuing, the Collateral Agent shall at the direction of any applicable Granting Party return to such Granting Party any proceeds or other property received by it during any Event of Default pursuant to either Subsection 5.3.1 or 6.4 and not otherwise applied in accordance with Subsection 6.5.
(f)The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Security Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Subsection 9.16.
9.17Judgment.
(a)If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
(b)The obligations of any Granting Party in respect of this Agreement to the Collateral Agent, for the benefit of each holder of Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the judgment currency, the Collateral Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Granting Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the Collateral Agent, the Collateral Agent agrees to remit to the U.S. Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.
9.18Transfer Tax Acknowledgment. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as security for the Obligations and that this Subsection 9.18 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.
[Remainder of page left blank intentionally; Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.
U.S. BORROWER:
UNIVAR SOLUTIONS INC.
By:    /s/ Joseph Rodemeyer
    Name: Joseph Rodemeyer
    Title: Treasurer
U.S. SUBSIDIARY GUARANTORS:
UNIVAR SOLUTIONS USA INC.
UNIVAR USA DELAWARE, INC.
UNIVAR DELAWARE, INC.
CHEMPOINT.COM INC.
UNIVAR HOLDCO LLC
UNIVAR HOLDCO III LLC
PILATES MERGER SUB II LLC
TPG ACCOLADE DELAWARE, LLC
NEXEO SOLUTIONS HOLDINGS, LLC
NEXEO SOLUTIONS SUB HOLDING CORP.
NEXEO SOLUTIONS, LLC
CHEMICAL SPECIALISTS AND DEVELOPMENT LLC
By:    /s/ Joseph Rodemeyer
    Name: Joseph Rodemeyer
    Title: Treasurer

[Signature Pages to Guarantee and Collateral Agreement]

Acknowledged and Agreed to as of the Second Restatement Effective Date by:

BANK OF AMERICA, N.A., as Collateral Agent
By:    /s/ Thomas H. Herron
    Name: Thomas H. Herron
    Title: Senior Vice President
[Signature Pages to Guarantee and Collateral Agreement]

ANNEX 1
ACKNOWLEDGEMENT AND CONSENT1
The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated ABL Guarantee and Collateral Agreement, dated as of October 27, 2022 (the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the Credit Agreement referred to therein, as the case may be), made by and among UNIVAR SOLUTIONS INC. and the other Granting Parties party thereto in favor of BANK OF AMERICA, N.A., as Collateral Agent and U.S. Administrative Agent. The undersigned agrees for the benefit of the Collateral Agent, the Administrative Agent and the Lenders as follows:
The undersigned will be bound by the terms of the Agreement applicable to it as an Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.
The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Subsection 5.3.1 of the Agreement.
The terms of Subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Subsection 6.3(c) or 6.7 of the Agreement.
[NAME OF ISSUER]
By:
    Name:    [__________________]
    Title:    [_______________]
Address for Notices:

[__________________]
1    This consent is necessary only with respect to any Issuer that is not also a Granting Party.
Annex 1-1

ANNEX 2
ASSUMPTION AGREEMENT
ASSUMPTION AGREEMENT, dated as of [_______ __], 20[_], made by [______________________________], a [______________] corporation ([each an][the] “Additional Granting Party”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and as U.S. administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement, or if not defined therein, in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, UNIVAR SOLUTIONS INC., a Delaware corporation (together with its successors and assigns, the “U.S. Borrower”), Univar Solutions Canada Ltd., as Canadian Borrower, Univar Netherlands Holding B.V., as European Parent Borrower, the European Subsidiary Borrowers party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, Bank of America, N.A. (acting through its Canada branch), as Canadian administrative agent, Bank of America, N.A., as European administrative agent, and the other parties party thereto are parties to a Second Amended and Restated Credit Agreement, dated as of October 27, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the U.S. Borrower, certain Domestic Subsidiaries of the U.S. Borrower are, or are to become, parties to the Second Amended and Restated ABL Guarantee and Collateral Agreement, dated as of October 27, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the benefit of the Secured Parties;
WHEREAS, [the][each] Additional Granting Party is a member of an affiliated group of companies that includes the U.S. Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties (including such Additional Granting Party) in connection with the operation of their respective businesses; and the Borrowers and the other Granting Parties (including such Additional Granting Party) are engaged in related businesses, and each such Granting Party (including [each] such Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, the Credit Agreement requires [the][each] Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, [the][each] Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, [the][each] Additional Granting Party, as provided in Subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a [Guarantor] [, Grantor and Pledgor] [and Grantor] [and Pledgor]2 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a [Guarantor] [, Grantor and Pledgor]
2    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
Annex 2-1

[and Grantor] [and Pledgor]3 thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [____________] to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. [The][Each] Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a [Guarantor] [, Grantor and Pledgor] [and Grantor] [and Pledgor],4 contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. Each Additional Granting Party hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in Subsection 3.1 of the Guarantee and Collateral Agreement) of such Additional Granting Party] [and] [the Pledged Collateral (as such term is defined in the Guarantee and Collateral Agreement) of such Additional Granting Party, except as provided in Subsection 3.3 of the Guarantee and Collateral Agreement].
2.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTING PARTY]
By:
    Name:
    Title:
Acknowledged and Agreed to as of the date hereof by:

BANK OF AMERICA, N.A.,
as Collateral Agent and Administrative Agent
By:
    Name:
    Title:
3    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
4    Indicate the capacities in which the Additional Granting Party is becoming a Grantor.
Annex 2-2

ANNEX 3
SUPPLEMENTAL AGREEMENT
SUPPLEMENTAL AGREEMENT, dated as of [_________ __], 20[ ], made by [______________________________], a [______________] corporation (the “Additional Pledgor”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and as U.S. administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement, or if not defined therein, in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, UNIVAR SOLUTIONS INC., a Delaware corporation (together with its successors and assigns, the “U.S. Borrower”), Univar Solutions Canada Ltd., as Canadian Borrower, Univar Netherlands Holding B.V., as European Parent Borrower, the European Subsidiary Borrowers party thereto, the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, Bank of America, N.A. (acting through its Canada branch), as Canadian administrative agent, Bank of America, N.A., as European administrative agent, and the other parties party thereto are parties to a Second Amended and Restated Credit Agreement, dated as of October 27, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the U.S. Borrower, certain Domestic Subsidiaries of the U.S. Borrower are, or are to become, parties to Second the Amended and Restated ABL Guarantee and Collateral Agreement, dated as of October 27, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Pledgor to become a Pledgor under the Guarantee and Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional Pledgor; and
WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Guarantee and Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in Subsection 9.15 of the Guarantee and Collateral Agreement, hereby becomes a Pledgor under the Guarantee and Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Additional Pledgor listed in Annex 1 hereto and will be bound by all terms, conditions and duties applicable to a Pledgor under the Guarantee and Collateral Agreement, as a Pledgor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 2 to the Guarantee and Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information. The Additional Pledgor hereby represents and warrants that each of the representations and warranties of such Additional Pledgor, in its capacity as a Pledgor, contained in Subsection 4.3 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Supplemental Agreement) as if made on and as of such date. The Additional Pledgor hereby undertakes each of the covenants, in its capacity as a Pledgor, contained in Subsection 5.3 of the Guarantee and Collateral Agreement. The Additional Pledgor hereby grants, as and to the same extent as provided in the Guarantee and Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of the Pledged Collateral of such Additional Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, except as provided in Subsection 3.3 of the Guarantee and Collateral Agreement. The Additional Pledgor represents and warrants to the
Annex 3-1

Collateral Agent and the other Secured Parties that this Supplemental Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
2.    GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL PLEDGOR]
By:
    Name:
    Title:
Acknowledged and Agreed to as of the date hereof by:

BANK OF AMERICA, N.A.,
as Collateral Agent and Administrative Agent
By:
    Name:
    Title:

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